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                                                                     Exhibit 1.1


                             _______________ SHARES


                                   MONDAY LTD

               CLASS A COMMON SHARES, PAR VALUE $0.0001 PER SHARE


                             UNDERWRITING AGREEMENT




                                                            ______________, 2002




Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs and Mesdames:

         Monday Ltd, an exempted company limited by shares registered in Bermuda (the "COMPANY"), proposes to issue and sell to the several underwriters named in
Schedule II hereto (the "UNDERWRITERS"), and certain firms in the PricewaterhouseCoopers network named in Schedule IA hereto (collectively, the "PWC ENTITIES"), and certain other firms in the PricewaterhouseCoopers network and individuals named in Schedule IB hereto (together with the PwC Entities, the "SELLING SHAREHOLDERS") hereto severally propose to sell to the several Underwriters, an aggregate of _______________ Class A common shares, $0.0001 par value per share, of the Company (the "FIRM SHARES"), of which _______________ shares are to be issued and sold by the Company and _______________ shares are to be sold by the Selling Shareholders, with each Selling Shareholder selling the number of shares set forth opposite such Selling Shareholder's name in
Schedule IA or Schedule IB, as the case may be, hereto.


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         The Company also proposes to issue and sell to the several Underwriters not more than an additional ___________ Class A common shares, $0.0001 par value per share (the "ADDITIONAL SHARES"), if and to the extent that you, as manager of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Class A common shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES". The Class A common shares, $0.0001 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK".

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-1 (File No. 333-87408), including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS". If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

         1. Representations and Warranties of the Company and LuxSub. The Company and Monday SCA, a Luxembourg partnership limited by shares (societe en commandite par actions) ("LUXSUB"), jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances


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
         under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to (x) any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein and (y) any Selling Shareholder furnished to the Company and the Underwriters in writing by or on behalf of such Selling Shareholder for use under the caption "Principal and Selling Shareholders".

                  (c) The Company has been duly incorporated, is validly existing as an exempted company limited by shares in good standing under the laws of Bermuda, has the requisite power (corporate or otherwise) and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, if the jurisdictions in which the Company is so qualified to transact business recognize the concept of "good standing", except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and LuxSub and each entity that is contemplated by the Rollup Agreements to become a direct or indirect subsidiary of LuxSub on the Closing Date (collectively, the "SUBSIDIARIES"), taken as a whole.

                  (d) Except as set forth on Schedule 1(d), the Company's only material asset is the capital stock of LuxSub as described in the Prospectus and the Company does not directly hold any capital stock, partnership interest or other equity ownership interest in any other corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or other form of business or legal entity.

                  (e) LuxSub has been duly organized, is validly existing as a partnership limited by shares (societe en commandite par actions) in good standing under the laws of Luxembourg, has the requisite power (corporate or otherwise) and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, if the jurisdictions in which LuxSub is so qualified to transact business recognize the concept of "good standing", except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company, LuxSub and the Subsidiaries, taken as a whole; all of the issued shares of capital stock of LuxSub have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth on Schedule 1(e), are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.


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                  (f) Each Subsidiary has been duly organized, is validly
         existing in good standing, if the jurisdiction in which such Subsidiary is organized recognizes the concept of "good standing", under the laws of its jurisdiction of organization, has the requisite power (corporate or otherwise) and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, if the jurisdictions in which such Subsidiary is so qualified to transact business recognize the concept of "good standing", except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company, LuxSub and the Subsidiaries, taken as a whole; all of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in the Prospectus or on
         Schedule 1(f), upon the "Closing" under, and as defined in, each of the various Rollup Agreements among PricewaterhouseCoopers International Limited ("PWCIL"), the Company or LuxSub, as applicable, and one or more of the Selling Shareholders (collectively, the "ROLLUP AGREEMENTS"), will be owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

                  (g) This Agreement has been duly authorized, executed and delivered by the Company and by LuxSub.

                  (h) The authorized capital stock of the Company and LuxSub conform as to legal matters to the descriptions thereof contained in the Prospectus.

                  (i) The shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and, on the Closing Date, will be validly issued, fully paid and non-assessable.

                  (j) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights. Except as set forth in any of the Rollup Agreements or as set forth in the Prospectus, including the Company's right to exchange the equity interests of LuxSub securityholders for shares of Common Stock and the exchange rights of certain holders of exchangeable stock issued by certain Subsidiaries for shares of Common Stock, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, LuxSub or any of the Subsidiaries, or obligations of the Company, LuxSub or any of the Subsidiaries to issue, shares of Common Stock or any other class of shares of the Company,


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         LuxSub or any of the Subsidiaries; and there are no restrictions on subsequent transfers of the Shares under the laws of Bermuda. The permission of the Bermuda Monetary Authority has been obtained for the free transferability of the Shares.

                  (k) The execution and delivery by the Company and LuxSub of, and the performance by the Company and LuxSub of their respective obligations under, this Agreement, any Rollup Agreement to which either of them is a party or any other Transaction Agreement (as defined in the Rollup Agreements) to which either of them is a party, will not contravene any provision of applicable law or the Company's Memorandum of Association, the Company's Bye-laws, LuxSub's Articles of Association, any Rollup Agreement or any other Transaction Agreement to which either of them is a party, or any agreement or other instrument binding upon the Company, LuxSub or any of the Subsidiaries, except, in the case of any such agreement or other instrument, any contravention that would not, singly or in the aggregate, have a material adverse effect on the Company, LuxSub and the Subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, LuxSub or any Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company and LuxSub of their respective obligations under this Agreement, except for any consent, approval, authorization, order or qualification that (i) may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or (ii) the failure to obtain would not, singly or in the aggregate, have a material adverse effect on the Company, LuxSub and the Subsidiaries, taken as a whole.

                  (l) The Company is not in violation of its Memorandum of Association or Bye-laws; LuxSub is not in violation of its Articles of Incorporation; and except for violations or defaults that singly or in the aggregate would not have a material adverse effect on the Company, LuxSub and the Subsidiaries, taken as a whole, none of the Subsidiaries is in violation of any of their constituent documents and neither the Company, LuxSub nor any of the Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

                  (m) Since the date of the Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, LuxSub or the Subsidiaries or of the Consulting Business as defined in each Rollup


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         Agreement (collectively, the "CONSULTING BUSINESSES"), taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (n) Except as set forth in the Prospectus, all dividends and other distributions declared and payable on the shares of share capital of the Company may under the current laws and regulations of Bermuda be paid in U.S. dollars that may be freely transferred out of Bermuda without the necessity of obtaining any consent, approval, authorization or order of, or qualification with, any Bermuda governmental body or agency, and all such dividends and other distributions to shareholders who are not residents of Bermuda will not be subject, under current laws and regulations, to withholding, deduction or other taxes under the laws and regulations of Bermuda.

                  (o) The statements set forth in the Prospectus under the caption "Material Income Tax Consequences," insofar as they purport to describe the provisions of the law and documents referred to therein, are accurate in all material respects.

                  (p) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, LuxSub or any of the Subsidiaries, threatened to which the Company, LuxSub, any of the Subsidiaries, or any of the Selling Shareholders or their direct or indirect subsidiaries insofar as such proceedings relate to the Consulting Businesses, is a party or to which any of the properties of the Company, LuxSub, any of the Subsidiaries, or any of the Selling Shareholders or their direct or indirect subsidiaries insofar as such proceedings relate to the Consulting Businesses, is subject that are required to be described in the Registration Statement or the Prospectus that are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required, as the case may be.

                  (q) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  (r) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.


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                  (s) The Company, LuxSub and the Subsidiaries, and the Selling
         Shareholders and their direct or indirect subsidiaries insofar as they relate to the Consulting Businesses, are insured by insurers of recognized financial responsibility or are self-insured against losses and risks and in such amounts as are prudent and customary for their applicable businesses; neither the Company, LuxSub, any of the Subsidiaries nor any of the Selling Shareholders or their direct or indirect subsidiaries insofar as it relates to the Consulting Businesses has, since July 1, 2000, been refused any material insurance coverage sought or applied for (not including re-insurance); and neither the Company, LuxSub nor any of the Subsidiaries nor any of the Selling Shareholders or their direct or indirect subsidiaries insofar as it relates to the Consulting Businesses has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company, LuxSub and the Subsidiaries, or on the Consulting Businesses, taken as a whole.

                  (t) Deloitte & Touche LLP, who have certified certain financial statements of the Company, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

                  (u) Except as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company, LuxSub or any of the Subsidiaries, on the one hand, and any person, on the other hand, granting such person the right to require the Company, LuxSub or any of the Subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company, LuxSub or any of the Subsidiaries or to require the Company, LuxSub or any of the Subsidiaries to include such securities with the Shares registered pursuant to the Registration Statement.

                  (v) As of the Closing, the Company, LuxSub and the Subsidiaries shall possess all certificates, permits, licenses, franchise approvals, qualifications, registrations, certifications and other similar authorizations issued by the appropriate federal, state or foreign regulatory authorities applicable to the Consulting Businesses as conducted as of the date of this Agreement and as of immediately prior to the Closing, except for a failure to possess any such certificate, permit, license, franchise approval, qualification, registration, certification or other similar authorization that would not, singly or in the aggregate, have a material adverse effect on the Company, LuxSub and the Subsidiaries, or on the Consulting Businesses, taken as a whole.


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                  (w) The Shares have been approved for listing on the New York
         Stock Exchange (the "EXCHANGE"), subject to official notice of issuance.

                  (x) The Company, LuxSub, each of the Subsidiaries, and each of the Selling Shareholders and their direct or indirect subsidiaries insofar as it relates to the Consulting Businesses, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (y) Each of the agreements described in the Prospectus under the caption "Arrangements with the PricewaterhouseCoopers Network of Firms" has been duly authorized, executed and delivered by the Company, LuxSub or the appropriate Subsidiaries, as applicable.

                  (z) As of the date hereof, all conditions to the "Escrow Closing" under, and as defined in, each Rollup Agreement listed on
         Schedule 1(z) (collectively, the "PRINCIPAL ROLLUP AGREEMENTS"), other than the execution of this Agreement, have been satisfied or waived. As of the Closing, the "Escrow Closing" and the "Closing" under, and as defined in, each Principal Rollup Agreement shall have been consummated.

         2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder with respect to such Selling Shareholder, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters that:

                  (a) If such Selling Shareholder is not a natural person, such Selling Shareholder (i) has been duly organized, (ii) is validly existing in good standing, if the jurisdiction in which such Selling Shareholder is organized recognizes the concept of "good standing", under the laws of the jurisdiction of its organization, (iii) has the requisite power (corporate or otherwise) and authority to (x) enter into this Agreement, each Rollup Agreement to which it is a party and any other Transaction Agreement to which it is a party and (y) consummate the transactions contemplated by the agreements in clause
         (x) above and (iv) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, if the jurisdictions in which such entity is so qualified to transact business recognize the concept of "good standing", except to the


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         extent that the failure to be so qualified or be in good standing would not have a material adverse effect on such Selling Shareholder. If such Selling Shareholder is a natural person, such Selling Shareholder has full legal capacity and is competent to (x) enter into this Agreement, each Rollup Agreement to which such Selling Shareholder is a party and any other Transaction Agreement to which such Selling Shareholder is a party and (y) consummate the transactions contemplated by the agreements in clause (x) above.

                  (b) This Agreement, each Rollup Agreement to which the Selling Shareholder is a party and each power of attorney (the "POWER OF ATTORNEY"), appointing PWCIL such Selling Shareholder's attorney-in-fact to the extent set forth therein relating to the transactions contemplated hereby and by the Registration Statement, have been duly authorized (if such Shareholder is not a natural person), executed and delivered by or on behalf of such Selling Shareholder.

                  (c) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, each Rollup Agreement to which it is a party, any other Transaction Agreement to which it is a party, the Custody Agreement signed by such Selling Shareholder and ____________, as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the "CUSTODY AGREEMENT"), and the Power of Attorney will not contravene any provision of applicable law, or the certificate of incorporation or by-laws or other organizational or constituent document, agreement or instrument of such Selling Shareholder (if such Shareholder is not a natural person) or any agreement or other instrument binding upon such Selling Shareholder, except, in the case of any such agreement, document or other instrument, any contravention that would not, singly or in the aggregate, have a material adverse effect on such Selling Shareholder's ability to perform its obligations under this Agreement, the Rollup Agreement or any other Transaction Agreement to which it is a party, the Custody Agreement or the Power of Attorney of such Selling Shareholder, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, the Rollup Agreement or any other Transaction Agreement to which it is a party, the Custody Agreement or the Power of Attorney of such Selling Shareholder, except for any consent, approval, authorization, order or qualification that (i) may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or (ii) the failure to obtain would not, singly or in the aggregate, have a material adverse effect on such Selling Shareholder's ability to perform its obligations under this Agreement, the Rollup Agreement or any other Transaction Agreement to


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         which it is a party, the Custody Agreement or the Power of Attorney of such Selling Shareholder.

                  (d) As of the Closing, such Selling Shareholder will have valid title to, or a valid "security entitlement" within the meaning of
         Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances. Such Selling Shareholder has, and on the Closing Date will have, the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver to the Underwriters the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

                  (e) The Custody Agreement and the Power of Attorney of such Selling Shareholder have been duly authorized (if such Shareholder is not a natural person), executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

                  (f) Delivery of the Shares to be sold by such Selling Shareholder and payment therefor pursuant to this Agreement will pass valid title to such Shares, free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code, to each Underwriter who has purchased such Shares without notice of an adverse claim.

                  (g) (i) The Registration Statement when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this paragraph 2(g) shall only apply to statements or omissions in the Registration Statement or the Prospectus relating to such Selling Shareholder furnished to the Company and the Underwriters in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement or the Prospectus.

                  (h) Each of the agreements described in the Prospectus under the caption "Arrangements with the PricewaterhouseCoopers Network of Firms" to which such Selling Shareholder is contemplated to be a party

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         has been duly authorized (if such Shareholder is not a natural person), executed and delivered by such Selling Shareholder.

         3. Agreements to Sell and Purchase. Each Selling Shareholder and the Company, severally and not jointly, hereby agree to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Shareholder and the Company at $____ a share (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Selling Shareholder and the Company as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to _____________ Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option, not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an "OPTION CLOSING DATE"), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

         Each of the Selling Shareholders, the Company and LuxSub hereby agrees that it will not, and the Company and LuxSub agree that they will cause each Subsidiary not to, without the prior written consent of Morgan Stanley on behalf of the Underwriters, during the period ending 180 days after the date of the Prospectus (or, in the case of the Selling Shareholders, 2 years after the Closing Date), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, exchange, redeem or otherwise transfer or dispose of, directly or indirectly, (i) any shares of Common Stock or the Company's Class X common shares (the "X STOCK") or any securities convertible into or exercisable or exchangeable for Common Stock or X Stock, or (ii) any shares of capital stock of LuxSub or any securities convertible into or exercisable or exchangeable for capital stock of LuxSub, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, X Stock or capital stock of LuxSub or any securities convertible into or exercisable or exchangeable for Common Stock, X Stock or capital stock of LuxSub, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock, X Stock, capital stock of LuxSub or such other securities, in cash or otherwise.

         The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of a number of shares of Common Stock not to exceed shares of Common Stock upon the exercise of an option or warrant or the exchange, redemption or conversion of a security outstanding on the date of Closing of which the Underwriters have been advised in writing prior to the date of this Agreement, including exchanges of Class I common shares of LuxSub for shares of Common Stock and exchanges of exchangeable shares of certain Subsidiaries for shares of Common Stock, provided that, except as otherwise agreed in writing by Morgan Stanley on behalf of the Underwriters, such shares of Common Stock are subject to the terms of the restrictions contained in the preceding paragraph, (C) issuance of shares of Common Stock, Class I common shares of LuxSub and exchangeable shares of certain Subsidiaries in exchange for "Sub Shares" (as defined in each Rollup Agreement),
(D) the granting by the Company, LuxSub or any of the Subsidiaries of awards with respect to not more than ___ shares of Common Stock to officers, directors, consultants or employees (including any person providing services through a personal services company) under the benefit plans described in the Prospectus, provided that any such awards are not exercisable, and any shares of Common Stock subject to any such award may not be delivered, prior to the end of the 180-day lock-up period, and the sale of not more than ___ shares of Common Stock to officers, directors, consultants or employees (including any person providing services through a personal services company) under the Company's 2003 Employee Share Purchase Plan (as described in the Prospectus), (E) any transaction required under the Company's independence relief no-action letter dated _________, 2002 from the Commission, (F) the issuance by the Company (or LuxSub) of a number of shares not exceeding 10% of the Common Stock to be outstanding immediately following the Closing (assuming all Class I common shares of LuxSub and exchangeable shares of the Subsidiaries then outstanding are redeemed or exchanged for newly issued Common Stock on a one-for-one basis), in each case in connection with acquisitions, including any acquisitions of the consulting business of a firm in the PricewaterhouseCoopers network that is designated a "member firm", provided that the recipient of such shares agrees to be bound by the restrictions contained in the preceding paragraph, (G) the transfer by any Selling Shareholder of Class I common shares of LuxSub or any exchangeable shares of any Subsidiary, provided that, prior to any such transfer and any subsequent transfer, the recipient of any such shares agrees, in an instrument satisfactory to Morgan Stanley, to be bound by the restrictions contained in the preceding paragraph to the same extent as such Selling Shareholder or subsequent transferee, (H) with respect to the exceptions in clauses (A), (B), (C), (D) (in the case of (D), only with respect to the sale of shares of Common Stock), (E) and (F) above, the issuance by LuxSub of the same number of shares of its equity to the Company and (I) the sale by any Selling Shareholder of a number of shares of Common Stock which, when added to the number of shares of Common Stock sold prior thereto pursuant to this clause (I), shall not exceed the number determined by multiplying the applicable percentage set forth in the table below by the aggregate number of shares of Common Stock held by such Selling Shareholder immediately following the Closing (assuming all Class I common shares of LuxSub and exchangeable shares of the Subsidiaries then held by such Selling Shareholder are redeemed or exchanged for newly issued Common Stock on a one-for-one basis).

PERIOD OF TIME FOLLOWING THE CLOSING                              PERCENTAGE
------------------------------------                              ----------
Less than six months................................                     0%
Between 6 months and 12 months......................                    25%
Between 12 months and 18 months.....................                    50%
Between 18 months and 24 months.....................                    75%
More than 24 months.................................                   100%


         In addition, each Selling Shareholder agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock, X Stock or capital stock of LuxSub or any Subsidiary or any security convertible into or exercisable or exchangeable for Common Stock, X Stock or capital stock of LuxSub or any Subsidiary.

         The provisions set forth in Exhibit A hereto are the "lock-up provisions" of this Agreement referred to in (i) Section 2.03(a) of the Voting Agreement (the "VOTING AGREEMENT"), dated as of April 30, 2002, among the Company and the covered persons signatory thereto and (ii) Section 2.03(a) of the Transfer Rights Agreement (the "TRANSFER RIGHTS AGREEMENT"), dated as of April 30, 2002, among LuxSub and the covered persons signatory thereto.

         4. Terms of Public Offering. The Selling Shareholders and the Company are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Selling Shareholders and the Company are further advised by you that the Shares are to be offered to the public initially at $___ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $____ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $___ a share, to any Underwriter or to certain other dealers.

         5. Payment and Delivery. Payment for the Firm Shares to be sold by Selling Shareholders and the Company shall be made to the Selling Shareholders and the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on __________, 2002, or at such other time on the same or such other date, not later than _________, 2002, as shall be designated in writing by you. The time and date of such payment are referred to as the "CLOSING DATE".

         Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than __________, 2002, as shall be designated in writing by you.

         The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

         6. Conditions to the Underwriters' Obligations. The obligations of the Selling Shareholders and the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.

         The several obligations of the Underwriters are subject to the following further conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, except as set forth in the Prospectus, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, LuxSub and the Subsidiaries, taken as a whole, or any of the Selling Shareholders or their direct or indirect subsidiaries insofar as it relates to the Consulting Businesses, taken as a whole, or on the Consulting Businesses, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in Morgan Stanley's judgment, is material and adverse and that makes it, in Morgan Stanley's judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) The Underwriters shall have received on the Closing Date an opinion and supplemental letter of Cravath, Swaine & Moore, outside counsel for the Company and the Selling Shareholders, dated the Closing Date, substantially in the form attached hereto as Annex A.

                  (d) The Underwriters shall have received on the Closing Date an opinion of Conyers Dill & Pearman, Bermuda counsel for the Company, dated the Closing Date, substantially in the form attached hereto as Annex B;

                  (e) The Underwriters shall have received on the Closing Date an opinion of Linklaters Loesch, Luxembourg counsel for the Company and LuxSub, dated the Closing Date, substantially in the form attached hereto as Annex C.

                  (f) The Underwriters shall have received on the Closing Date an opinion of local counsel for each Selling Shareholder in the jurisdiction of each such Selling Shareholder's organization, dated the Closing Date, substantially in the form attached hereto as Annex D.

                  The opinions described in Sections 6(c), 6(d), 6(e) and 6(f) above shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

                  (g) The Underwriters shall have received on the Closing Date an opinion and supplemental letter of Hughes Hubbard & Reed LLP, counsel for the Underwriters, dated the Closing Date, substantially in forms reasonably satisfactory to you.

                  (h) The Underwriters shall have received on the Closing Date an opinion of Appleby Spurling & Kempe, Bermuda counsel for the Underwriters, dated the Closing Date, substantially in a form reasonably satisfactory to you.

                  (i) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  (j) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and each partner, officer and director of the Company, LuxSub or any Subsidiary, relating to sales and certain other dispositions of shares of Common Stock, X Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                  (k) The Underwriters shall have received on the Closing Date a certificate with respect to each Selling Shareholder, dated the Closing Date and signed by the Selling Shareholder if such Selling Shareholder is an individual or by an executive officer of the Selling Shareholder if such Selling Shareholder is not an individual, that the representations and warranties of such Selling Shareholder contained in this Agreement are true and correct as of the Closing Date and that such Selling Shareholder has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  (l) The Shares to be sold by the Company or any Selling Shareholder on the Closing Date shall have been duly listed, subject to notice of issuance, on the Exchange.

                  (m) The "Escrow Release" under, and as defined in, each Principal Rollup Agreement shall have been delivered to the Underwriters in accordance therewith and the "Closing" under, and as defined in, each Principal Rollup Agreement shall have been consummated.

                  (n) On or after the date hereof there shall not have occurred a material change or prospective change in Bermuda, Luxembourg or United States taxation affecting the Company, LuxSub, the Shares or the transfer thereof, or the imposition of new exchange controls by the United

         States, Bermuda or Luxembourg that are materially adverse to holders of shares of Common Stock.

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company and LuxSub and the Subsidiaries, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

         7. Covenants of the Company and LuxSub. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                  (a) To furnish to you, without charge, two signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 3:00 p.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                  (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                  (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish (at the Company's expense for the first nine months following the Closing Date and at the Underwriters' expense thereafter) to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the

         Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as Morgan Stanley shall reasonably request, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or consent to service of process in any jurisdiction where it has not already so qualified or consented.

                  (e) To make generally available to the Company's security holders and to you as soon as practicable an earnings statement covering the twelve-month period ending ________, 2003 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  (f) Without the prior written consent of Morgan Stanley, not to grant any options under the benefit plans described in the Prospectus that are exercisable prior to the termination of the 180-day lock-up period.

                  (g) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "LICENSE"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

         8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Selling Shareholders, jointly and severally, agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees (not to exceed $5,000) and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half of the cost of any aircraft chartered in connection with the road show, (ix) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel (which counsel shall be chosen in consultation with the Company) for the Underwriters in connection with offers and sales outside of the United States and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution", and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

         The provisions of this Section shall not supersede or otherwise affect any agreement that the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.

         9. Indemnity, Contribution and Limitation of Liability. (a)(i)(A) The PwC Entities (subject to Section 9(a)(i)(B)), the Company and LuxSub, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

         (B) Notwithstanding the provisions of Section 9(a)(i)(A), the parties hereto agree that, following the Closing, the PwC Entities shall only be liable for amounts payable under Section 9(a)(i)(A) in the event that (x) the Company or LuxSub is bankrupt or insolvent or (y) an indemnified party (as defined below) shall have obtained a judicial judgment, order or decree (in each case, which has not been appealed) for amounts payable to such indemnified party under
Section 9(a)(i)(A) (including reimbursement of legal fees or other expenses) and such indemnified party shall have made a demand upon the Company and LuxSub for payment of such amounts following such judgment, order or decree, which demand remains unsatisfied for 60 days or more.

         (ii) Each of the Selling Shareholders agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, the officers of the Company who sign the Registration Statement, LuxSub, each Underwriter, each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished to the Company and the Underwriters in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, LuxSub, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a)(i), 9(a)(ii) or 9(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person or persons against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement, LuxSub and each person, if any, who controls the Company or LuxSub within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley. In the case of any such separate firm for LuxSub, the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by PWCIL, as attorney in fact for the Selling Shareholders under the Power of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d)(i) To the extent the indemnification provided for in Section 9(a)(i), 9(a)(ii) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such Section, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (x) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (y) if the allocation provided by clause 9(d)(x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(x) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Selling Shareholders, the Company and LuxSub on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the aggregate net proceeds received by such Selling Shareholder, the Company and LuxSub under this Agreement, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Selling Shareholders, the Company and LuxSub on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Selling Shareholders, the Company and LuxSub or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

         (ii) Notwithstanding the provisions of Section 9(d)(i), the parties hereto agree that with respect to amounts payable under Section 9(d)(i) due to the unavailability or insufficiency of the indemnification provided for in
Section 9(a)(i)(A), following the Closing, the PwC Entities shall only be liable for amounts payable under Section 9(d)(i) in the event that (x) the Company or LuxSub is bankrupt or insolvent or (y) an indemnified party shall have obtained a judicial judgment, order or decree (in each case, which has not been appealed) for amounts payable to such indemnified party under Section 9(d)(i) (including reimbursement of legal fees or other expenses) and such indemnified party shall have made a demand upon the Company and LuxSub for payment of such amounts following such judgment, order or decree, which demand remains unsatisfied for 60 days or more.

         (e) The Selling Shareholders , LuxSub, the Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this
Section 9 were determined by pro rata allocation (even if the Underwriters or the Selling Shareholders, as the case may be, were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company, LuxSub and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company or LuxSub, the officers or directors of the Company or LuxSub or any person controlling the Company or LuxSub and (iii) acceptance of and payment for any of the Shares.

         (g) Notwithstanding any other provision of this Agreement, the parties hereto agree that:

                  (i) the liability of each Selling Shareholder (including any of the PwC Entities) pursuant to this Section 9 shall be limited to an amount equal to the aggregate net proceeds received by such Selling Shareholder under this Agreement; and

                  (ii) they will look solely to the assets of the Selling Shareholders that are not individuals (including the PwC Entities) to satisfy any amounts payable by the Selling Shareholders under this
         Section 9 and not to the assets of the partners or shareholders of any such Selling Shareholder individually.

         (h) For purposes of this Section 9, "aggregate net proceeds" shall mean the aggregate gross proceeds received hereunder in connection with the sale of the Shares by the Company, LuxSub or a Selling Shareholder, as the case may be, minus only the underwriting discounts and commissions applicable thereto.

         10. [Intentionally omitted.]

         11. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange or the Nasdaq National Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State, Bermuda or Luxembourg authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls, or any calamity or crisis that, in Morgan Stanley's judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in Morgan Stanley's judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

         12. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Selling Shareholder or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any of the Selling Shareholders, the Company or LuxSub to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any of the Selling Shareholders, the Company or LuxSub shall be unable to perform its obligations under this Agreement, the Selling Shareholders will, jointly and severally, reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder. The provisions of this Section shall not supersede or otherwise affect any agreement that the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.

         13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         14. Submission to Jurisdiction; Appointment of Agent for Service. (a) The Selling Shareholders, the Company and LuxSub irrevocably submit to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Shares. The Selling Shareholders, the Company and LuxSub irrevocably waive, to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that any of the Selling Shareholders, the Company or LuxSub has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Selling Shareholders, the Company and LuxSub irrevocably waive, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

         (b) The Selling Shareholders, the Company and LuxSub hereby irrevocably appoint ______________, with offices at _________________________________________ as agent for service of process in any suit, action or proceeding described in the preceding paragraph and agree that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. Each of the Selling Shareholders, the Company and LuxSub waive, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Selling Shareholders, the Company and LuxSub, jointly and severally, represents and warrants to the Underwriters that such agent has agreed to act as the agent for service of process for such person, and the Selling Shareholders, the Company and LuxSub agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

         15. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Selling Shareholders, the Company and LuxSub with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, notwithstanding any such judgment, the party owing such money shall indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Selling Shareholders, the Company and LuxSub an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

         16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         18. Interim Covenants. From the date of this Agreement through the Closing (the "INTERIM PERIOD"), the PwC Entities, jointly and severally, agree to cause the Company and LuxSub to comply with and otherwise perform all of their obligations under this Agreement that are required to be complied with and performed by the Company or LuxSub during the Interim Period.

                                            Very truly yours,

                                            Monday Ltd


                                            By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                            Monday SCA


                                            By:
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                            PricewaterhouseCoopers International
                                                  Limited, acting on behalf of
                                                  the Selling Shareholders named
                                                  in Schedule IA and Schedule IB


                                            By:
                                                  ------------------------------
                                                  Name:
                                                  Title:


Accepted as of the date hereof

Morgan Stanley & Co. Incorporated

Acting severally on behalf of
      itself and the several
      Underwriters named in
      Schedule II hereto.

By:   Morgan Stanley & Co. Incorporated


By:
      ---------------------------------
      Name:
      Title:

                                                                     SCHEDULE IA





                                                           NUMBER OF FIRM SHARES
                        SHAREHOLDER                             TO BE SOLD

PricewaterhouseCoopers LLP (United States)

PricewaterhouseCoopers UK (United Kingdom)

PwC Deutsche Revision Aktiengesellschaft (Germany)



         Total:...................................

                                                                     SCHEDULE IB





                                                         NUMBER OF FIRM SHARES
          SHAREHOLDER                                          TO BE SOLD



         Total:.............................

                                                                     SCHEDULE II



                                                         NUMBER OF FIRM SHARES TO BE
             UNDERWRITER                                         PURCHASED

Morgan Stanley & Co. Incorporated

[NAMES OF OTHER UNDERWRITERS]




Total:...........................

                                                                       EXHIBIT A


                            [FORM OF LOCK-UP LETTER]


                                                              ____________, 2002


Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Dear Sirs and Mesdames:

         The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") proposes to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with the entity that will own, directly or indirectly, the management consulting and technology services businesses being transferred from the PricewaterhouseCoopers network of firms (the "COMPANY"), a subsidiary of the Company ("LUXSUB"), the other Underwriters named therein and the shareholders of the Company named therein, providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley (the "UNDERWRITERS"), of Class A common shares of the Company (the "COMMON STOCK").

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, the undersigned will not, during the period commencing on the date of the Underwriting Agreement and ending 180 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, exchange, redeem or otherwise transfer or dispose of, directly or indirectly, (i) any shares of Common Stock or Class X common shares of the Company (the "X STOCK") or any securities convertible into or exercisable or exchangeable for Common Stock or X Stock, (ii) any capital stock of LuxSub or any securities convertible into or exercisable or exchangeable for capital stock of LuxSub or (iii) any shares of capital stock of any direct or indirect subsidiary of LuxSub (collectively, the "SUBSIDIARIES") or any securities convertible into or exercisable or exchangeable for capital stock of any Subsidiary, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, X Stock, or any capital stock of LuxSub or any Subsidiary, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock, X Stock or capital stock of LuxSub or such other securities, in cash or otherwise.

The foregoing sentence shall not apply to (a) the sale of any shares of Common Stock to the Underwriters pursuant to the Underwriting Agreement, (b) the pledge of shares of Common Stock, X Stock or capital stock of LuxSub or any Subsidiary as security for the timely payment of liquidated damages in respect of any breach of the undersigned's obligations under the Redemption and Non-Competition Agreement to be entered into on or about the date of the Underwriting Agreement between the undersigned and the Company, LuxSub or any Subsidiary, (c) transactions relating to shares of Common Stock acquired in open market transactions after the completion of the Public Offering, (d) any transaction required under the Company's independence relief no-action letter from the Securities and Exchange Commission or (e) the transfer of Class I common shares of LuxSub or shares of any Subsidiary held by the undersigned, provided that, prior to any such transfer and any subsequent transfer, the recipient of any such shares agrees, in an instrument satisfactory to Morgan Stanley, to be bound by the provisions of this Lock-Up Agreement to the same extent as the undersigned or subsequent transferee.

         In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, the undersigned will not, during the period commencing on the date of the Underwriting Agreement and ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock, X Stock or capital stock of LuxSub or any Subsidiary, or any security convertible into or exercisable or exchangeable for Common Stock, X Stock or capital stock of LuxSub or any Subsidiary. The undersigned also agrees and consents to the entry of stop transfer instructions with the transfer agent and registrar of each of the Company, LuxSub and the Subsidiaries against the transfer of the undersigned's shares of Common Stock, X Stock and capital stock of LuxSub or any Subsidiary except in compliance with the foregoing restrictions.

         Notwithstanding the foregoing, (i) gifts and transfers by will or intestacy or (ii) bona fide transfers for no consideration to (A) the undersigned's members, partners, affiliates or immediate family or (B) a trust, the beneficiaries of which are the undersigned or members of the undersigned's immediate family, shall not be prohibited by this Lock-Up Agreement; provided that (x) prior to any such transfer, the donee or transferee agrees, in an instrument satisfactory to Morgan Stanley, to be bound by the provisions of this Lock-Up Agreement to the same extent as the undersigned and (y) if the donor or transferor is a reporting person subject to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), any gifts or transfers made in accordance with this paragraph shall not require such person to, and such person shall not voluntarily, file a report of such transaction on Form 4 under the Exchange Act. "IMMEDIATE FAMILY" shall mean spouse, lineal descendants, father, mother, brother or sister of the transferor and father, mother, brother or sister of the transferor's spouse.

         The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters and the other parties thereto.

                                       Very truly yours,


                                       -----------------------------------------
                                       (Signature)

                                       Name:
                                                 -------------------------------

                                       Address:
                                                 -------------------------------

                                                 -------------------------------

                                                 -------------------------------